ETesting Labs Inc.
                                                1001 Aviation Parkway, Suite 400
                                                           Morrisville, NC 27580
                                                               Tel: 919-380-2800
                                                               Fax: 919-380-2889
                                                            www.etestinglabs.com


ReDOX Technology Corporation has requested that eTesting Labs Inc. ("eTesting Labs") execute performance benchmarks on a number of systems with and without the ReDOX software installed ReDOX Technology Corporation and eTesting Labs hereby agree as follows:

1.   eTesting Labs responsibilities:

          a.   Supply all testing personnel and desktop systems for test.

          b.   Supply all performance benchmarks.

          c. Follow the test methodology below, to which ReDOX Technology Corporation and eTesting Labs have agreed

2.   ReDOX Technology Corporation responsibilities:

          a.   Supply necessary ReDOX software for testing

          b.   Supply an AMD based laptop.

          c.   Supply an Intel based laptop.

          d.   Supply a technical contact.

          e. Promptly respond for requests for information and other injuries from eTesting Labs.

3. Basic Test methodology: eTesting Labs will execute the performance benchmarks listed below on the following systems with and without the ReDOX Software installed.


o    AMD ~500MHz-3D WinBench 2000, Win Bench 99, Business Winstone 2001

o    AMD ~1000MHz-3D WinBench 2000, WinBench 99, Business Winstone 2001

o    Intel-500MHz- 3D WinBench 2000, WinBench 99, Business Winstone, 2001

o    Intel-1000MHz- 3D WinBench 2000, WinBench 99, Business Winstone, 2001

o    Intel-Laptop 3D WinBench 2000, BatteryMark, WinBench 99, Business Winstone,
     2001

o    AMD Laptop 3D WinBench 2000, BatteryMark, WinBench 99, Business Winstone,
     2001


4.       Analysis/Report:

          a. Testing Labs will prepare a report on its findings. That report will include the following:

                    (i)  The tests and methods eTesting Labs used;

                    (ii) The test machine configurations; and


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                    (iii) A summary of overall test results.


          b. Upon payment in full of all sums due hereunder, eTesting Labs will grand to ReDOX Technology Corporation all right, title and interest in and to such report, including the copyright therein.


5.       Report publication

          a. ReDOX Technology Corporation may use the test results for internal and external uses.

          b. In all uses of the report, ReDOX Technology Corporation has the right to not publish the report.

          c. ReDOX Technology Corporation has the right not to publish the report.

          d. Upon ReDOX Technology Corporation's request, eTesting Labs will publish the report on the eTesting Labs Website.

          e. ETesting Labs will not reprint, distribute, or publish the test results without the express consent of ReDOX Technology Corporation unless required any law or court order.

6.   Testing Dates; eTesting Labs will schedule the test once:

          a.   eTesting Labs has received a signed copy of the Agreement;

          b. eTesting Labs has received a Purchase Order for the full amount of this Agreement; and

          c. eTesting Labs has in hand all hardware and software that ReDOX Technology Corporation has agreed to provide. Testing will be complete within two business weeks of receiving the software and laptops for testing.

7. Price: ReDOX Technology Corporation agrees to pay to eTesting Labs, for the services to be performed hereunder, a testing fee in the amount of USD $11,000.00 eTesting Labs will invoice the entire amount upon receipt of a Purchase Order for the full amount of this Agreement.


All invoices shall be paid within thirty days of the date of invoice.

8.   General:

          a. As between eTesting Labs and ReDOX Technology Corporation, eTesting Labs owns and will own all right, title and interest, including without limitation, copyright, patent, trade secret and other proprietary rights, throughout the world in and to its proprietary hardware software and methodology, including nay modifications or improvements thereto , used to perform the Services. AS between eTesting Lags and ReDOX Technology Corporation, ReDOX Technology Corporation owns and will own all

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               right, title and interest, including without limitation,
               copyright, patent, trade secret and other proprietary rights, throughout the world, in and to its proprietary hardware, software nd methodology, including any modifications or improvements thereof, used by eTesting Lags to perform the Services.

          b. IN NO EVENT SHALL eTesting LABS LIABILILTY FOR DIRECT DAMAGES, EXCEED THE AMOUNT SET FORTH IN PARAGRAPH 7 HEREIN. IN NO EVENT SHALL ETESTING LABS OR ITS SUPPLIERS BE OIIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS AGREEMENT. EVEN IF ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, ReDOX Technology Corporation ASSUMES ANY OTHER RIS FOR THE REPORT AND THE RESULTS AND PERFORMANCE OF ETESTING LABS' SERVICE HEREUNDER.

          c. ReDOX Technology Corporation agrees that it shall not require or attempt to compel eTesting Labs to testify as an expert witness or participate in any way in any litigation in connection with the subject matter of the Services provided by eTesting Labs hereunder.

          d. (i) ReDOX Technology Corporation agrees that is shall not use eTesting Labs' trademark or name in any press release, advertisement or promotional distribution without eTesting Labs' prior written consent in connection with the release of the report or otherwise.

               (ii) Notwithstanding the foregoing, eTesting Labs hereby grants to ReDOX Technology Corporation a nontransferable, non-exclusive, royalty-free license and right, during the term of this Agreement to reproduce eTesting Labs' name and logo (the "eTesting Labs Marks") on the report provided by eTesting Labs hereunder solely in connection with the distribution of such report provided that in the event that ReDOX Technology Corporation alters or modifies the report in any ay, all rights to use the eTesting Labs Marks shall immediately terminate, and ReDOX Technology Corporation shall remove the eTesting Labs marks from the report and cease distribution of any reports containing the eTesting Labs Marks.

              (iii) All rights arising from the use of the eTesting Labs Marks and/or any similar names or marks (including logos) shall inure solely to eTesting Labs' benefit. ReDOX Technology Corporation agrees that neither ReDOX Technology Corporation, nor ant entity which directly or indirectly owns or controls, or is owned or controlled by, or is under common control with ReDOX Technology Corporation(a "ReDOX Technology Corporation Affiliate"), shall use, directly or indirectly, eTesting Labs Marks, or any marks similar

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                    thereto, as part of ReDOX Technology Corporation's or any
                    ReDOX Technology Corporation Affiliate's own trade name, as a trademark, service mark or trade name for any other product or service, or in any other way that suggests that there is any relation or affiliation between eTesting Labs and ReDOX Technology Corporation or any ReDOX Technology Corporation Affiliate.

               e. ReDOX Technology Corporation agrees not to hire any eTesting Labs employee for a period of one year after the termination of this Agreement. In the event that ReDOX Technology Corporation hires an employee of eTesting Labs during or for a period of one year after the term of this Agreement, ReDOX Technology Corporation shall pay to eTesting Lags a fee equal to thirty five percent (35%0 of such employee's starting annual compensation with ReDOX Technology Corporation.

               f. ReDOX Technology Corporation grants to eTesting Labs the right to cite its name and/or logo in promotions listing clients for which eTesting Labs has provided services

               g. ReDOX Technology Corporation agrees that this Agreement constitutes the full and complete agreement between ReDOX Technology Corporation and eTesting Labs for the project specified herein and that this Agreement supercedes any other agreements between the parties, including specifically but not limited to any terms on ReDOX Technology Corporation's standard Purchase Order.

               h. The parties hereto are independent contractors, and nothing contained in this Agreement shall be deemed to create a joint venture or partnership relationship between the parties. Neither party shall have any right or authority to bind or obligate the other party in any manner whatsoever, except as expressly set forth in this Agreement.

               i. Neither party hereto shall be responsible for a force majeure event, including delay or failure in performance resulting from acts of God, acts of nature, unavailability or supplies or sources of energy, riots, war any governmental act or order of a court, fires, floods, embargoes, strikes, or similar acts. Either party shall have the right to terminate this Agreement if the force majeure event prevents the other party from performing its obligations for a period of more than sixty days. In the event that this Agreement is terminated due to a force majeure event the parties shall have no further obligation or liability hereunder.

               j. A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed as a waiver or such a term or condition on the future. The



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                    failure or delay of either party hereto in exercising any of its rights under this Agreement shall not constitute a waiver of such rights.

               k. This Agreement shall be interpreted in accordance with, and governed by the laws of the State of New York regardless of the place of execution or performance.

Please indicate your acceptance of the terms of the Agreement by signing below. Then fax the Agreement and a valid Purchase Order to Ging Massel-Castater at 919-380-2889 (Gina Massel-Casteter@ziffdavis.com). At your convenience, please mail us the original Agreement.

ReDOX Technology Corporation:               eTesting Labs, Inc.

Name:    Richard Szymanski                  Name:    Bill Catchings

Title:    CEO                               Title:   CFO


Date:    2-14-00                            Date:    February 15, 2000

Signature: /s/ Richard Szymanski            Signature: /s/ Bill Catchings




cc. Gina Massel-Castater